Exhibit 10.3

                            Asset Purchase Agreement


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                                                                    EXHIBIT 10.3

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into this day of October , 2001, by and between LONG REACH, INC., a Delaware corporation ("Seller"), whose principal business address is 12300 Amelia Drive, Houston, Texas 77045 and PCC OLOFSSON INC., a Delaware corporation, whose principal address is 1407 Rensen Street, Lansing, MI 48910 ("Buyer").

                              W I T N E S S E T H:

      WHEREAS, Seller is engaged in the business of, among other things, the manufacture and sale of (i) masts and associated spare parts, and (ii) integral carriages sold to OEM lift truck manufacturers and associated spare parts (collectively, the "Mast Business"); and

      WHEREAS, Seller desires to sell and Buyer desires to purchase certain assets associated with the Mast Business on the terms and conditions hereinafter set forth; and

      NOW, THEREFORE, in consideration of the promises and subject to the conditions in this Agreement, Buyer and Seller agree as follows:

      1.  Definitions:

          (a) OEM LIFT TRUCK MANUFACTURER - An Original Equipment Manufacturer in the Material Handling Industry. To include but not be limited to past, present, and prospective customers of Long Reach, examples of which follow:


      Big Joe                           Komatsu
      Calaveras Manufacturing           Linde
      Clark                             Marine Travelift
      Daewoo                            MCFA
      Finning                           Nacco
      Gradal                            Nissan
      Hoist Liftruck                    Plymouth
      Hyster                            Taylor Machine Works
      Kalmar                            Toyota
      KD Manitou                        Yale

          (b) DEALER - A supplier of parts and services to the end user of Material Handling Equipment. A dealer does not manufacture original equipment.

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      2. PURCHASE OF ASSETS. Seller will sell and Buyer will purchase the following assets associated with the Mast Business (collectively, the "Assets"):

             (i) All patents, trademarks, trade names and service marks and registrations thereof and applications therefor, copyrights, know-how, designs, bills of material, routings, other technical information and proprietary rights relating to the Mast Business and database data related to the Mast Business to be downloaded and copied onto a computer disc for Buyer (including part numbers, price list and sales history) (collectively, "Intellectual Property"), including the tradename "Swingshift" and the registered patents and trademarks listed on Schedule 1 attached hereto, but excluding the tradename "Brudi" or any derivatives thereof;

             (ii) The fixtures, tooling and equipment relating to the Mast Business and listed on Schedule 2 attached hereto ; and

             (iii) Sales and business records, files, invoices, customer lists, cost and pricing information, supplier lists, research and development files and credit records of customers (the "Records").

      3.  PURCHASE PRICE.

          (a) The purchase price ("Purchase Price") for the Assets shall be the sum of Nine Hundred Thousand Dollars ($900,000).

          (b) Buyer will pay to Seller the Purchase Price by certified check or wire transfer at the time of Closing less the Warranty Escrow (as defined In
Section 6(c) below) which Warranty Escrow shall be paid in accordance with
Section 6(c).

          (c) Buyer and Seller shall cooperate in the preparation of Internal Revenue Service Form 8594, entitled Asset Acquisition Statement Under Section 1060, or any other similar form required to be filed by Buyer or Seller under the Internal Revenue Code of 1986, as amended.

      4.  OPTION TO PURCHASE INVENTORY.

          (a) Buyer has the option to purchase Seller's inventory relating to the Mast Business listed on Schedule 3 attached hereto to the extent Seller has such inventory available (collectively, the "Inventory").

          (b) The purchase price paid by Buyer for the Inventory shall be the lesser of 50% of book value or 100% of fair market value. Fair market value is defined as a valid and current quotation for the same product as demonstrated by Buyer. Upon exercise of the option by Buyer, Buyer shall pay the purchase price for the Inventory within 30 days of receipt of Seller's invoice for such Inventory.

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      5.  TRANSITION SERVICES. Seller will provide one supervisor of Buyer's choosing and one engineer of Buyer's choosing each for a period of four weeks on a full-time basis to support the transition of the Mast Business from Seller to Buyer at no additional cost to Buyer.

      6.  LIABILITIES RELATING TO THE MAST BUSINESS.

          (a) Subject to the provisions of this Agreement, Buyer shall not assume any liabilities, obligations or commitments of Seller relating to the Assets and the ownership or operation of the Mast Business to the extent arising prior to the Closing Date, including, without limitation, any liabilities or obligations for any product manufactured by Seller prior to the Closing Date. Buyer agrees to assume, pay, satisfy, perform and discharge all liabilities and obligations relating to the Assets and the operation of the Mast Business, to the extent such liabilities and obligations arise on or after the Closing Date, except to the extent they relate to Seller's activities prior to the Closing Date ("Assumed Liabilities"). The Assumed Liabilities shall include any and all product liability claims for products manufactured by Buyer on or after the Closing Date. Seller shall retain liabilities, obligations or commitments which relate to its ownership or operation of the Mast Business prior to the Closing Date and shall be responsible for liabilities, obligations or commitments relating to Seller's employees and environmental claims relating to Seller's properties regardless of when they arise (the "Retained Liabilities").

          (b) From and after the Closing, Seller shall be responsible for warranty claims relating to the Mast Business for products which Seller manufactured, and Buyer shall be responsible for warranty claims relating to the Mast Business for products which Buyer manufactures. Within seven days after the Closing, Seller shall provide written notification to the customers of the Mast Business of the sale of the Mast Business and of the foregoing warranty policy substantially in the form of letter attached hereto as Exhibit B.

          (c) At Closing, a portion of the Purchase Price in the amount of twenty thousand dollars ($20,000) ("Warranty Escrow") shall be placed by Buyer into an escrow account to be held in escrow for a period of nine months after the Closing for the purpose of handling any warranty claims for products manufactured by Seller prior to Closing relating to the Mast Business which are not resolved by Seller and are referred to Buyer, which escrow shall be held pursuant to the terms and provisions of the escrow arrangement described on Exhibit A attached hereto.

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      7.  CLOSING.

          (a) The closing of the purchase and sale of the Assets will be on or about October 5 , 2001 (the "Closing" or the "Closing Date") or such other date as Buyer and Seller mutually agree. Except as otherwise provided in this Agreement, at the Closing, all instruments, documents and papers required to close the purchase will be executed by Buyer and Seller, the Purchase Price will be paid to Seller and possession of the Assets will be delivered to the Buyer.

          (b) On the Closing Date, the parties shall deliver the following:

             (i) Seller shall deliver to Buyer a bill of sale, assignment of patents and trademarks and all other instruments or assignments necessary to transfer title to the Assets to Buyer, free and clear of all liens, security interests and encumbrances, with such documents to be in form reasonably satisfactory to Buyer and Buyer's counsel.

             (ii) Seller and Buyer shall each deliver to the other a good standing certificate, copies of their organizational documents and a copy of the written consent or minutes of a meeting of their respective Board of Directors authorizing the transactions contemplated hereby, the execution of this Agreement, and any other documents necessary for the closing, along with a Secretary's certificate certifying as to the foregoing.

             (iii) All other agreements, instruments and documents as may be reasonably required by Buyer or Seller to close the purchase and sale of the Assets referred to in this Agreement.

      8. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller makes the following representations and warranties to Buyer:

          (a) AUTHORITY. Seller has the full right, power and authority to execute, deliver and perform this Agreement and all actions and transactions contemplated hereby.

          (b) VALIDITY. This Agreement constitutes a valid and binding obligation of Seller enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Seller will not result in any breach of any term or provision of any contract, agreement or other instrument, or any judgment, decree or order of any court to which Seller is a party, or by which Seller may be bound.

          (c) TITLE. Seller has good and marketable title to all of the Assets, free and clear of all liens, pledges, security interests, encumbrances and/or other claims or charges of any kind whatsoever, including claims of Seller's bank lenders and other creditors. To the knowledge of Seller, none of the Intellectual Property infringes on the proprietary rights of any third party.

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          (d) CONDITION. The fixtures, tooling and equipment listed on Schedule
2 are in operating condition, subject to ordinary wear and tear, and are in such condition as is necessary to permit the Mast Business to continue to be operated in the regular and ordinary course.

          (e) CUSTOMERS. Seller does not know of any plan or intention of, and has not received any written threat or notice from, any OEM Lift Truck Manufacturer that has been Seller's customer in the period from January 1, 2000 to the present to terminate, cancel or modify its relationship with Seller.

      9. REPRESENTATIONS AND WARRANTIES OF BUYER. The Buyer represents and warrants to Seller as follows:

          (a) AUTHORITY. Buyer has the full right, power and authority to execute, deliver and perform this Agreement and all actions and transactions contemplated hereby.

          (b) VALIDITY. This Agreement constitutes a valid and binding obligation of Buyer enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Buyer will not result in any breach of any term or provision of any contract, agreement or other instrument, or any judgment, decree or order of any court to which Buyer is a party, or by which Buyer may be bound.

      10. DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE ASSETS ARE TRANSFERRED "AS IS, WHERE IS" AND WITH ALL FAULTS AND SELLER MAKES NO WARRANTIES EXPRESS OR IMPLIED, REGARDING THE ASSETS, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISIONS HEREUNDER INCLUDING THE PROVISIONS OF SECTION 14 HEREOF, UNDER NO CIRCUMSTANCES WILL SELLER BE LIABLE TO BUYER FOR INDIRECT, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM A BREACH OF THIS AGREEMENT WHETHER BASED ON BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, AND WHETHER OR NOT THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

      11. BULK SALES WAIVER. Buyer hereby waives compliance by Seller with the provisions of any bulk sales or bulk transfer laws of any jurisdiction in connection with the transaction contemplated hereby and Seller agrees to indemnify Buyer and hold it harmless against any liability, loss or damage arising from claims or demands of whatever nature asserted by any present of future creditor of Seller or other person against Buyer or the Assets for noncompliance with bulk transfer laws which may be applicable to the sale of the Assets hereunder.

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      12. COVENANT NOT TO COMPETE.

          (a) For a period of four years after the Closing, Seller will not directly or indirectly operate a business that is similar to the Mast Business, and Seller will refer to Buyer all leads that it receives for Mast Business.

          (b) For a period of four years after the Closing, Buyer will not directly or indirectly operate a business involved in the manufacture and sale of integral carriages to Dealers located in the United States and Canada, and Buyer will refer to Seller all leads that it receives for such business.

          13. CONDITIONS PRECEDENT TO CLOSING. The obligation of the Seller and Buyer to close the purchase of the Assets is subject to the following conditions which, unless waived by the affected party, must be satisfied on or prior to the Closing Date:

             (i) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties shall be true and accurate in all material respects as of the Closing.

             (ii) NO MATERIAL CHANGE. The Assets will not have been materially adversely affected as a result of fire, explosion, flood, earthquake, disaster, accident, casualty, act of God, riot, civil disturbance, labor dispute or other disruption.

             (iii) COMPLIANCE WITH AGREEMENT. Seller and Buyer will have performed and complied in all material respects with all obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

             (iv) PROCEEDINGS AND INSTRUMENTS SATISFACTORY. All documents required by Buyer and Seller under this Agreement will have been delivered to the appropriate party.

             (v) TAXES. Buyer shall pay all sales or transfer taxes due any governmental authority arising from this transaction.

       14.SURVIVAL; INDEMNITY AND HOLD HARMLESS AGREEMENT.

          (a) Seller will indemnify and hold Buyer, its officers, directors or affiliates, harmless from any liability or expenses, including reasonable attorney's fees, costs and expenses incurred by Buyer to defend or prosecute any action or proceeding, resulting from (i) a breach of this Agreement by Seller or the inaccuracy or breach of any representation, warranty, covenant or agreement contained in this Agreement or in any certificate, schedule, exhibit or instrument delivered to Buyer by or on behalf of Seller under this Agreement, and (ii) the assertion of any claims relating to any liabilities or obligations of Seller other than the Assumed Liabilities, but specifically including the Retained Liabilities.

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          (b) Buyer shall indemnify and hold Seller, its officers, directors, and affiliates, harmless from any liability or expenses, including reasonable attorney's fees, costs and expenses incurred by Seller to defend or prosecute any action or proceeding, resulting from (i) a breach of this Agreement by Buyer or the inaccuracy or breach of any representation, warranty, covenant or agreement contained in this Agreement or in any certificate, schedule, exhibit or instrument delivered to Seller by or on behalf of Buyer under this Agreement, and (ii) the Assumed Liabilities.

          (c) A party seeking indemnification hereunder ("Indemnitee") shall promptly give written notice to the party from which indemnification is sought (the "Indemnitor") of any matter with respect to which the Indemnitee seeks to be indemnified (a "Claim"), stating in such notice the nature of the Claim and all facts known to Indemnitee giving rise to such Claim, provided that the delay or failure of the Indemnitee to provide such notice shall not relieve the Indemnitor from its indemnification obligations hereunder except to the extent that it is materially prejudiced by such delay or failure. The Indemnitee shall permit the Indemnitor, at the Indemnitor's option and expense, to assume the defense of such action, suit, proceeding, claim, demand or assessment with full authority to conduct such defense. The Indemnitor and the Indemnitee shall cooperate with each other in the defense of any Claim and each shall have notice of, and access to, all discovery, trial or other proceedings and all documents relating to any such Claim. The Indemnitor shall not, without the Indemnitee's prior written consent, settle or compromise any action, claim or proceeding or consent to entry of any judgment with respect to any such action, claim or proceeding, which consent shall not be unreasonably withheld or delayed.

          (d) The representations, warranties and agreements made by Seller and Buyer in this Agreement will survive forever in the case of those set forth in
Section 8 (a), (b) and (c) and Section 9 (a) and (b) and for a period of six months after the Closing in the case of all others provided, that Claims, if any, asserted in writing prior to the end of the six-month period, shall survive until finally resolved and satisfied in full.

      15. GENERAL PROVISIONS.

          (a) ENTIRE AGREEMENT. This Agreement is the entire agreement between Buyer and Seller, and no agreements, representations or warranties have been made other than those in this Agreement, except as appear on the exhibits attached to this Agreement. This Agreement may not be modified except by a writing executed by Buyer and Seller.

          (b) SUCCESSORS AND ASSIGNS. This Agreement is binding upon and inures to the benefit of, and may be enforced by Seller and Buyer and their respective successors and assigns.

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          (c) ASSIGNMENT. Neither party may assign the rights or obligations of such party under this Agreement to any third party without the other party's prior written consent.

          (d) NOTICES. All notices, requests, demands and other communications hereunder will be deemed to have been duly given if delivered by hand, nationally recognized overnight courier, or mail (certified or registered with postage prepaid, return receipt requested) as follows:

            If to the Seller:  Long Reach, Inc.
                               12300 Amelia Drive
                               Houston, Texas 77045
                               Attention:  William Sample

            If to the Buyer:   PCC Superior Fabrication
                               17499 S. Dolan Street
                               Kincheloe, Michigan 49786
                               Attention: Jim Raffaele

          (e) SEVERABILITY. If any one or more of the provisions in this Agreement or any application of the provisions of this Agreement is declared invalid, illegal or unenforceable by any court of competent jurisdiction, the validity, legality or enforceability of the remaining provisions of this Agreement will not be impaired by such declaration, and this Agreement will be construed as if such invalid, illegal or unenforceable provision was not contained in this Agreement.

          (f) Singular/Plural. The singular of any word shall include the plural and vice versa unless the Contract requires otherwise.

          (g) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party (and such approval shall not be unreasonably withheld), except as may be required by applicable law, including, without limitation, federal securities laws.

      16. BROKERS. The parties represent to each other that no broker was involved in bringing together the parties and consummating transactions contemplated by this Agreement. Each party shall indemnify and hold harmless the other for a breach of this representation.

      17. COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

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      18. ORDER BACKLOG/PARTS REPLACEMENT.

          (a) Buyer shall manufacture all of Seller's order backlog relating to the Mast Business scheduled for shipment on or after October 26, 2001. In addition, Buyer shall have the option, by notification to Seller on or prior to Closing, to manufacture the following orders scheduled for October shipment: (i) for masts and carriages, Cal-Lift order # 141671 with a shipping date scheduled for October 16, 2001; and (ii) for integrals, Hoist lifttruck order # 143025 scheduled for shipment on October 17, 2001; and (iii) Clark order #140559 scheduled for shipment on October 19, 2001.

            All other order backlog relating to the Mast Business scheduled for shipment prior to October 26, 2001 shall be manufactured by Seller.

          (b) Notwithstanding any provision to the contrary contained herein, from the Closing until November 30, 2001, Seller agrees to process orders for spare or replacement parts relating to the Mast Business on behalf of Buyer upon Buyer's request. Seller shall pay to Buyer ten percent of its sales for such orders. On and after December 1, 2001, all orders for spare or replacement parts relating to the Mast Business shall be processed by Buyer.

      Executed and agreed to on the day and year first above written.


SELLER:                                      BUYER:

LONG REACH, INC.                             PCC OLOFSSON INC.


By:  /s/ William Sample                      By:  /s/ Greg Delaney
    ----------------------                        -----------------------------
Name:    William Sample                      Name:    Greg Delaney
Title:   President                           Title:   President

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                                    EXHIBIT A


                               ESCROW ARRANGEMENT

Buyer will place the Warranty Escrow in a separate interest-bearing account ("Escrow Account") to be used solely for the purposes set forth in Section 6(c) of this Agreement. Bank fees related to the Escrow Account will be payable first out of interest earned on the account and then shall be borne equally by Seller and Buyer. Upon written notice to Seller describing the warranty claim and providing supporting detail and charges associated with the correction of such claim, Buyer may make withdrawals from the Escrow Account solely for the purpose of handling costs associated with warranty claims described in Section 6(c). Buyer shall provide Seller and Bank One, N.A., Seller's lender, a monthly accounting of funds in the Escrow Account.

In the event the Escrow Account balance falls below $5000 during the nine month warranty period, Seller must deposit an additional $5000 in the Escrow Account within 10 business days of being notified by the Buyer of such shortfall in writing.

Buyer acknowledges that all amounts released to Seller from the Escrow Account are subject to a security interest in favor of Seller's lender, Bank One, N.A. Accordingly, any unused funds in the Escrow Account will be returned to Bank One, N.A. (if any obligations remain outstanding from Seller to Bank One, N.A) at the end of the nine-month escrow period.

This escrow arrangement will not relieve the Seller of any warranty responsibility or liability to its customers for warranty claims with respect to the Mast Business for products manufactured prior to the Closing as set forth in the Agreement.